UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 9, 2021

Date of Report (Date of earliest event reported)

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38916	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B900, Babraham Research Campus Cambridge CB22 3AT United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1223 261503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.01 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.01 per share	BCYC	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).                                Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Collaboration and License Agreement

On July 9, 2021, BicycleTx Limited (“BTx”), a wholly-owned subsidiary of Bicycle Therapeutics plc (the “Company”), and Ionis Pharmaceuticals, Inc. (“Ionis”) entered into a collaboration and license agreement (the “Collaboration Agreement”). The parties entered into the Collaboration Agreement following the exercise on July 9, 2021 by Ionis of the exclusive option (the “Option”) granted by BTx to Ionis pursuant to an Evaluation and Option Agreement dated December 31, 2020, between the Company, BTx and Ionis (the “Option Agreement”). Pursuant to the Collaboration Agreement, BTx granted to Ionis a worldwide exclusive license under BTx’s relevant technology to research, develop, manufacture and commercialize products incorporating Bicycle peptides directed to the protein coded by the gene TFRC1 (transferrin receptor) (“TfR1 Bicycles”) intended for the delivery of oligonucleotide compounds directed to targets selected by Ionis for diagnostic, therapeutic, prophylactic and preventative uses in humans. Each party will be responsible for optimization of such TfR1 Bicycles and other research and discovery activities related to TfR1 Bicycles, and thereafter Ionis will be responsible for all future research, development, manufacture and commercialization activities.  Bicycle has retained certain rights, including the right to use TfR1 Bicycles for all non-oligonucleotide therapeutic purposes.

Under the Collaboration Agreement, Ionis will make an upfront payment to BTx of $31.0 million and will make an equity investment in the Company of $11.0 million. Ionis also previously paid a $3.0 million option fee under the Option Agreement to obtain the Option. On a collaboration target-by-collaboration target basis, Ionis will be required to make a payment to BTx of a low-single-digit million dollar amount upon acceptance of an investigational new drug application for the first product directed to such collaboration target (provided that Ionis will have a credit of a high single-digit million dollar amount to be applied towards the IND acceptance fee for four collaboration targets), and Ionis will be required to make milestone payments to BTx upon the achievement of specified development and regulatory milestones of up to a low double-digit million dollar amount per collaboration target. In addition, BTx is also eligible to receive up to a low double-digit million dollar amount in cumulative sales milestone payments. BTx is entitled to receive tiered royalty payments on net sales at percentages in the low single digits, subject to certain standard reductions and offsets. Royalties will be payable, on a product-by-product and country-by-country basis, until the latest of the expiration of specified licensed patents covering such product in such country, ten years from first commercial sale of such product in such country, or expiration of marketing exclusivity for such product in such country.

Either party may terminate the Collaboration Agreement for the uncured material breach of the other party or in the case of insolvency. Ionis may terminate the Collaboration Agreement for convenience on specified notice periods depending on the development stage of the applicable target, either in its entirety or on a target-by-target basis.

Share Purchase Agreement

Concurrently with the execution of the Collaboration Agreement on July 9, 2021, the Company entered into a share purchase agreement (the “Share Purchase Agreement”) with Ionis, pursuant to which Ionis will purchase 282,485 of the Company’s ordinary shares (the “Shares”) at a price per Share of $38.94, for an aggregate purchase price of approximately $11.0 million. The price per Share is equal to 1.3 times the volume weighted average price of one of the Company’s American Depositary Shares, each representing one ordinary share, for a twenty trading day period, starting with the opening of trading on the twentieth trading day prior to the date of Ionis’ exercise of its Option and ending with the close of trading on the trading day prior to the date of Ionis’ exercise of its Option.

Pursuant to the terms of the Share Purchase Agreement, Ionis has agreed not to, without the Company’s prior written consent and subject to certain conditions and exceptions, among other things, directly or indirectly acquire additional shares of the Company’s outstanding equity securities, seek or propose a tender or exchange offer, merger or other business combination involving the Company, solicit proxies or consents with respect to any matter, or undertake other specified actions related to the potential acquisition of additional equity interests in the Company (collectively, the “Standstill Restrictions”). The Standstill Restrictions will expire on the 18-month anniversary of the Share Purchase Agreement.

The Share Purchase Agreement also provides that, subject to limited exceptions, Ionis will hold and not sell any of the Shares until the earlier of (i) the first anniversary of the closing of the sale of the Shares under the Share Purchase Agreement (the “Closing Date”) and (ii) the termination of the Collaboration Agreement pursuant to its terms (provided, however, that in the event the termination of the Collaboration Agreement occurs less than six months after the Closing Date, Ionis shall hold and will not sell or otherwise enter into a transaction regarding the Shares until at least the date that is six months after the Closing Date).

The foregoing is only a brief description of the material terms of the Collaboration Agreement and the Share Purchase Agreement, does not purport to be a complete statement of the rights and obligations of the parties under these agreements and the transactions contemplated thereby, and is qualified in its entirety by the full text of such agreements, copies of which will be filed as exhibits to a subsequent filing by the Company with the Securities and Exchange Commission.

On July 13, 2021, the Company and Ionis issued a joint press release announcing the transactions described above. A copy of the press release is attached to this report as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities

See the description set forth under Item 1.01 above with respect to the Share Purchase Agreement, which is incorporated into this Item 3.02 by reference. The Shares are being offered and sold to Ionis pursuant to the exemption from the registration requirements provided in Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering. Accordingly, the Shares have not been registered under the Securities Act and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this Current Report include statements regarding the Company’s collaboration with Ionis, potential future regulatory filings and approvals of product candidates developed pursuant to the Collaboration Agreement, potential future payments that may be become payable to the Company pursuant to the Collaboration Agreement and the completion of the sale of the Shares pursuant to the Share Purchase Agreement. Many factors may cause differences between current expectations and actual results, including risks to the Company’s and its collaboration partners’ abilities to meet anticipated deadlines and milestones presented by the ongoing COVID-19 pandemic; uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of product candidates by the Company’s collaboration partners; the risk that the Company or its collaboration partners may not realize the intended benefits of its technology; risks related to the Company’s ability to maintain existing collaborations and realize the benefits thereof; expectations for regulatory approvals to conduct trials or to market products; risks and uncertainties related to customer closing conditions related to the Share Purchase Agreement and other important factors. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this Current Report are discussed in the Company’s filings with the Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release issued July 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2021	Bicycle Therapeutics plc

	By:	/s/ Lee Kalowski
Name: Lee Kalowski
Title: Chief Financial Officer